UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 14, 2016, Nuvectra Corporation (“Nuvectra”) entered into a License Agreement (the “License Agreement”) with Aleva Neurotherapeutics, S.A., a Swiss share company (“Aleva”). Under the terms of the License Agreement, Nuvectra granted Aleva a perpetual, non-exclusive, worldwide license to use, make, have made, offer to sell, sell, distribute and import specified intellectual property (which includes patents, patent applications and other intellectual property rights) underlying Nuvectra’s neurostimulation technology platform only for applications in the field of use of deep brain stimulation to treat Parkinson’s Disease and Essential Tremor (the “Field of Use”). If Aleva completes development of a licensed product within the Field of Use that is subject to the License Agreement and such licensed product receives either Conformitee Europeene (“CE”) mark approval in Europe, FDA approval in the Unites States or Aleva completes a human clinical study that will enable it to acquire CE mark or U.S. FDA approval, whichever occurs first, the license described above will automatically convert into an exclusive license in the Field of Use for the licensed product. Under the terms of the License Agreement, Aleva will be required to pay Nuvectra a royalty fee equal to 7.0% of all net sales of any license product developed by Aleva and subject to the License Agreement.

Aleva may not sublicense its rights to third parties without the prior written consent of Nuvectra. Further, pursuant to the terms of the License Agreement, Aleva has agreed that it will not challenge the validity of, or take any material and documented step to support any proceeding that is intended to invalidate or otherwise limit the scope of, any of the intellectual property licensed under the License Agreement. In addition, Aleva is required to indemnify Nuvectra, against damages and other costs, including claims made by third parties, arising out of or relating to (i) Aleva’s breach of any representation, warranty, covenant or obligation under the License Agreement or (ii) any claim resulting from Aleva’s use or sale of any licensed products. The License Agreement may be terminated by Nuvectra in the event of a material breach of such agreement by Aleva (subject to customary cure periods), Aleva’s bankruptcy or insolvency or in the event that within two years following the effective date of the License Agreement, Aleva is not actively engaged in the development, sale or manufacturing of any licensed products under License Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	License Agreement, dated June 14, 2016, between Nuvectra Corporation and Aleva Neurotherapeutics SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 17, 2016	NUVECTRA CORPORATION

By: /s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Financial Officer